As filed with the Securities and Exchange Commission on December 15, 1999

                                                Registration No. 333-91169

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  -----------

                             AMENDMENT NO. 1

                                    To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                  -----------

                        GODIGITAL NETWORKS CORPORATION
            (Exact name of Registrant as specified in its charter)
                                  -----------

          California
  (prior to reincorporation)
           Delaware                             3661                          94-3240382
   (after reincorporation)          (Primary Standard Industrial           (I.R.S. Employer
 (State or other jurisdiction
              of                    Classification Code Number)         Identification Number)
       incorporation or
        organization)

                              41652 Boscell Road
                           Fremont, California 94538
                                (510) 979-2200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                  -----------

                                T. Olin Nichols
                            Chief Financial Officer
                              41652 Boscell Road
                           Fremont, California 94538
                                (510) 979-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -----------

                                  Copies to:

             Judith M. O'Brien, Esq.                              Nora L. Gibson, Esq.
            Alisande M. Rozynko, Esq.                           Laura M. de Petra, Esq.
                 Lior Zorea, Esq.                                 Leonard A. Ho, Esq.
         Wilson Sonsini Goodrich & Rosati                   Brobeck, Phleger & Harrison LLP
             Professional Corporation                        One Market, Spear Street Tower
                650 Page Mill Road                              San Francisco, CA 94105
               Palo Alto, CA 94304                                   (415) 442-0900
                  (650) 493-9300

                                  -----------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                                  -----------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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


                             EXPLANATORY NOTE

   The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in
Item 16(a) of Part II.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by GoDigital Networks Corporation in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

     SEC registration fee.............................................  $15,568
     NASD filing fee..................................................    6,100
     Nasdaq National Market listing fee...............................       *
     Printing and engraving costs.....................................       *
     Legal fees and expenses..........................................       *
     Accounting fees and expenses.....................................       *
     Blue Sky fees and expenses.......................................    3,000
     Transfer Agent and Registrar fees................................       *
     Miscellaneous expenses...........................................       *
                                                                        -------
       Total..........................................................  $    *
                                                                        =======

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* To be filed by amendment

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

   Article XI of the Registrant's Restated Certificate of Incorporation provides for the indemnification of the Registrant's directors and officers to the fullest extent permissible under Delaware law.

   The Registrant intends to enter into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Restated Certificate of Incorporation, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 15. Recent Sales of Unregistered Securities

   Since our incorporation in February 1996, we have sold and issued the following securities:

   (1) On March 1, 1996, we issued 3,120,000 shares of common stock to three founding stockholders for an aggregate consideration of $1,560.00.

   (2) On March 12, 1996, we issued 120,000 shares of common stock to a consultant for an aggregate consideration of $60.00.

   (3) On April 6, 1996, we issued 2,678,000 shares of Series A Preferred Stock to ten investors for an aggregate consideration of $2,678,500.00.

   (4) On December 11, 1996, we issued 1,339,250 shares of Series B Preferred Stock to ten investors for an aggregate consideration of $2,678,500.00.

   (5) On August 5, 1997, we issued 1,992,476 shares of Series C Preferred Stock to twelve investors for an aggregate consideration of $7,192,838.36.

   (6) On September 22, 1998, we issued 428,574 shares of Series D Preferred Stock to three investors for an aggregate consideration of $3,000,018.00, and on October 15, 1998, we issued 12,143 shares of Series D Preferred Stock to three investors for an aggregate consideration of $85,001.00.

   (7) On July 30, 1999, we issued 530,000 shares of Series E Preferred Stock to fifteen investors for an aggregate consideration of $6,625,000.00, and on August 12, 1999, we issued 77,920 shares of Series E Preferred Stock to one investor for an aggregate consideration of $974,000.00.

   (8) On September 14, 1999, we issued an aggregate of 6,000 shares of common stock to four consultants as consideration for past services rendered.

   (9) Since our incorporation, we have issued, and there remain outstanding, options to purchase an aggregate of 2,150,600 shares of common stock with exercise prices ranging from $0.18 to $4.50 per share. Since our incorporation, options to purchase 2,858,292 shares of common stock have been exercised for an aggregate consideration of $2,578,838.78.

   None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

   The issuance of securities described in Items 15(1) through (6) and (8) were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The issuance of securities described in Item 15(7) were exempt from registration under the Securities Act in reliance on Regulation D of the Securities Act as transactions by an issuer not involving a public offering. The issuance of securities described in Item 15(9) were exempt from registration under the Securities Act in reliance on Section 4(2) or Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans and contracts relating to compensation.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

Exhibit
Number
-------
 1.1*    Form of Underwriting Agreement

 3.1**   Restated Certificate of Incorporation of the Registrant

 3.2**   Bylaws of the Registrant

 4.1*    Specimen of Common Stock Certificate

 4.2**   Third Amended and Restated Shareholder Rights Agreement

 5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1**   Form of Indemnification Agreement between the Registrant and each of its directors and officers

10.2+    Purchase Agreement by and between BCTel and the Registrant

10.3     Multi-Tenant Industrial Triple Net Lease, dated as of June 1, 1999, by and between the Registrant and Catellus Development

10.4**   Amended and Restated 1996 Stock Plan and forms of agreements thereunder

 Exhibit
 Number
 -------
          10.5**  1999 Employee Stock Purchase Plan

          10.6**  Change of Control Severance Agreement by and between the Registrant and each of its officers

          10.7**  Change of Control Severance Agreement by and between Dennis Haar and the
                  Registrant

          10.8+   Product Purchase Agreement between GTE Communication Systems Corporation and the
                  Registrant

          10.9+   Agreement for Products by and between US West Communications, Inc. and E/O
                  Networks

          10.10   Assignment, Assumption and Acceptance for Products by and among US West
                  Communications, Inc., E/O Networks and the Registrant

          23.1**  Consent of PricewaterhouseCoopers LLP, Independent Accountants

          23.2**  Consent of PricewaterhouseCoopers LLP, Independent Accountants

          23.3*   Consent of Counsel (see Exhibit 5.1)

          24.1**  Power of Attorney

          27.1**  Financial Data Schedules

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+  The Registrant will request confidential treatment with respect to certain portions of this exhibit. The omitted portions will be separately filed with the Commission.

*  To be filed by amendment

**  Previously filed

   (b) Financial Statement Schedules

     Schedule                                                               Page
     --------                                                               ----
     Schedule II--Valuation and Qualifying Accounts........................ S-1

   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions referenced in Item 14 of this registration statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 15th day of December, 1999.

                                          GoDigital Networks Corporation

                                                     Dennis Haar*
                                          By: _________________________________
                                                        Dennis Haar,
                                               President and Chief Executive
                                                           Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                   Date
             ---------                           -----                   ----

         Francis I. Akers*           Chairman of the Board         December 15, 1999
____________________________________  President, Chief
          Francis I. Akers            Development Officer and
                                      Director

            Dennis Haar*             President, Chief Executive    December 15, 1999
____________________________________  Officer and Director
            Dennis Haar               (Principal Executive
                                      Officer)

       /s/ T. Olin Nichols           Vice President, Finance,      December 15, 1999
____________________________________  Chief Financial Officer
          T. Olin Nichols             (Principal Financial
                                      Officer)

         Douglas Carlisle*           Director                      December 15, 1999
____________________________________
          Douglas Carlisle

            James Flach*             Director                      December 15, 1999
____________________________________
            James Flach

          Gregorio Reyes*            Director                      December 15, 1999
____________________________________
           Gregorio Reyes

     /s/ T. Olin Nichols

*By: ___________________________

        T. Olin Nichols

        Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number
 -------
  1.1*   Form of Underwriting Agreement
  3.1**  Restated Certificate of Incorporation of the Registrant
  3.2**  Bylaws of the Registrant
  4.1*   Specimen of Common Stock Certificate
  4.2**  Third Amended and Restated Shareholder Rights Agreement
  5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
 10.1**  Form of Indemnification Agreement between the Registrant and each of its directors and officers
 10.2+   Purchase Agreement by and between BC Tel and the Registrant
 10.3    Multi-Tenant Industrial Triple Net Lease, dated as of June 1, 1999, by and between the Registrant and Catellus Development
 10.4**  Amended and Restated 1996 Stock Plan and form of agreements thereunder
 10.5**  1999 Employee Stock Purchase Plan
 10.6**  Change of Control Severance Agreement by and between the Registrant and each of its officers
 10.7**  Change of Control Severance Agreement by and between Dennis Haar and the Registrant
 10.8+   Product Purchase Agreement between GTE Communication Systems
         Corporation and the Registrant
 10.9+   Agreement for Products by and between US West Communications, Inc. and
         E/O Networks
 10.10   Assignment, Assumption and Acceptance of Agreement for Products by and
         among US West Communications, Inc., E/O Networks and the Registrant
 23.1**  Consent of PricewaterhouseCoopers LLP, Independent Accountants
 23.2**  Consent of PricewaterhouseCoopers LLP, Independent Accountants
 23.3*   Consent of Counsel (see Exhibit 5.1)
 24.1**  Power of Attorney
 27.1**  Financial Data Schedules

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+ The Registrant will request confidential treatment with respect to certain portions of this exhibit. The omitted portions will be separately filed with the Commission.

* To be filed by amendment

**  Previously filed